Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 22, 2023 relating to the financial statements of CaliberCos Inc., appearing in Registration Statement No. 333-267657 on Form S-1 of CaliberCos Inc., as amended.

/s/ Deloitte & Touche LLP

Tempe, Arizona

May 19, 2023